Exhibit 99.2

WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP
BETSY C. MANIFOLD (182450)
RACHELE R. BYRD (190634)
ALEX J. TRAMONTANO (276666)
750 B Street, Suite 1820
San Diego, CA 92101
Telephone: (619) 239-4599
Facsimile: (619) 234-4599
manifold@whafh.com
byrd@whafh.com
tramontano@whafh.com
WEISS LAW
Joel E. Elkins (SBN 256020)
611 Wilshire Blvd., Suite 808
Los Angeles, CA 90017
Telephone: (310) 208-2800
Facsimile: (310) 209-2348
jelkins@weisslawllp.com
Co-Lead Counsel for Plaintiffs
[Additional Counsel on Signature Page]

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

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IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION _______________________________ This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI) STIPULATION AND AGREEMENT OF SETTLEMENT The Hon. Susan Illston

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This Stipulation and Agreement of Settlement (the “Stipulation”) dated June 26, 2025 is entered into by and among: (i) Ryan O’Dell (“O’Dell”) and the LR Trust (“LR Trust”), plaintiffs in the consolidated derivative action filed on behalf of Okta, Inc. (“Okta” or the “Company”) styled In re Okta, Inc. Stockholder Derivative Litigation, Lead Case No. 3:22-cv-07480-SI (N. D. Cal.) (the “California Federal Action”); (ii) Austin Buono (“Buono”), plaintiff in the derivative action filed on behalf of Okta styled Buono v. McKinnon, et al., Case No. 1:23-cv-00413-CFC (D. Del.) (the “Buono Action”); (iii) Tony Nasr (“Nasr”), plaintiff in the derivative action filed on behalf of Okta styled Nasr v. McKinnon, et al., Case No. 1:24-cv-00106-CFC (D. Del.) (the “Nasr Action,” and, together with the Buono Action, the “Delaware Federal Actions”); (iv) Michelle Duprat (“Duprat”) and Salvatore Grimaldi (“Grimaldi”), plaintiffs in the consolidated derivative action filed on behalf of Okta styled In re Okta, Inc. Stockholder Derivative Litigation., C.A. No. 2024-0685-PAF (Del. Ch.) (the “Delaware Chancery Action”), who also previously served books and records demands on the Company pursuant to 8 Del. C. § 220 (“Section 220”); (v) Leo Shumacher (“Shumacher”), who served a litigation demand on Okta’s Board of Directors (the “Board”) and who also previously served a books and records demand on the Company pursuant to Section 220; (vi) Bruce Taylor (“Taylor,” and, with Shumacher, the “Demanding Stockholders”), who served a litigation demand on the Board (the California Federal Action, the Delaware Federal Actions, the Delaware Chancery Action, and the Demanding Stockholders’ respective demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the California Federal Action, the Delaware Federal Actions, and the Delaware Chancery Action, along with the Demanding Stockholders, are collectively referred to as the “Settling Stockholders”); (vii) Todd McKinnon, Brett Tighe, Christopher K. Kramer, J. Frederic Kerrest, Shellye Archambeau, Robert L. Dixon, Jr., Patrick Grady, Benjamin Horowitz,

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Rebecca Saeger, Michael Stankey, Jeff Epstein, Jonathan T. Runyan, Susan St. Ledger, Michelle Wilson, Emilie Choi, Eugenio Pace, and David Bradbury (collectively, the “Individual Defendants”); and (viii) nominal defendant Okta (together with the Individual Defendants, the “Settling Defendants”) (the Settling Stockholders and the Settling Defendants are collectively referred to as the “Settling Parties”), by and through their respective undersigned counsel. Subject to the approval of the United States District Court for the Northern District of California (the “Court”) and the terms and conditions expressly provided herein, this Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, relinquish, discharge, release, and settle the Released Claims.1
I.THE DERIVATIVE MATTERS
A.Procedural History of the Derivative Matters
1.The California Federal Action
On November 28, 2022, O’Dell filed the first action comprising the California Federal Action derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder, and for breach of fiduciary duty, unjust enrichment, aiding and abetting breach of fiduciary duty, and waste of corporate assets under Delaware law (the “O’Dell Action”).
On December 13, 2022, LR Trust filed the second action comprising the California Federal Action derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of
1     Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section II.A.1 herein titled “Definitions.”

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fiduciary duty, contribution and indemnification, aiding and abetting, and gross mismanagement under Delaware law (the “LR Trust Action”).
On February 22, 2023, the Court granted the parties’ stipulation consolidating the O’Dell Action and the LR Trust Action into the California Federal Action, appointing Rigrodsky Law, P.A. and Weiss Law as Co-Lead Counsel for plaintiffs, and providing for a stay of the California Federal Action pending resolution of a then-pending motion to dismiss in the related securities class action styled In re Okta, Inc., Securities Litigation, Case No. 3:22-cv-02990-SI (N.D. Ca.) (the “Securities Class Action”).
On March 31, 2023, the Court entered an order granting in part and denying in part the motion to dismiss in the Securities Class Action. Thereafter, on May 9, 2023, the Court granted the California Federal Action parties’ subsequent stipulation providing for a stay of the California Federal Action through the close of discovery in the Securities Class Action.
On March 12, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the California Federal Action copies of 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the California Federal Action copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. Thereafter, plaintiffs in the California Federal Action began preparing an amended consolidated complaint, which was not filed because the Settling Parties entered into settlement discussions regarding the Derivative Matters.
2.The Delaware Federal Actions

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On April 14, 2023, the Buono Action was filed in the United States District Court for the District of Delaware (“Delaware Federal Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants, alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of fiduciary duty, and aiding and abetting breach of fiduciary duty under Delaware law. On May 31, 2023, the Delaware Federal Court granted the parties’ stipulation providing for a stay of the Buono Action through the close of discovery in the Securities Class Action.
On January 25, 2024, the Nasr Action was filed in the Delaware Federal Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants, alleging claims for breach of fiduciary duty and unjust enrichment under Delaware law. On March 18, 2024, the Delaware Federal Court granted the defendants’ unopposed motion to stay the Delaware Federal Actions through the close of discovery in the Securities Class Action.
On March 13, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the Delaware Federal Actions copies of the 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the Delaware Federal Actions copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders.
As set forth below, plaintiffs in the Delaware Federal Actions agree to be bound by the terms of this Stipulation and further agree to voluntarily dismiss the Delaware Federal Actions

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with prejudice within five (5) business days following the entry of Final Judgment by the Court approving the Settlement (as defined in ¶ 1.11).
3.The Delaware Chancery Action
On February 2, 2024, Grimaldi sent Okta a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced to Grimaldi nearly 2,000 pages of responsive documents (the “220 Documents”). On June 25, 2024, utilizing the 220 Documents, Grimaldi filed the first action comprising the Delaware Chancery Action in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment (the “Grimaldi Action”). On July 18, 2024, the Delaware Chancery Court granted the parties’ stipulation providing for a stay of the Grimaldi Action until the then-pending settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.
On February 28, 2023, Duprat sent Okta a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced to Duprat 1,174 pages of non-privileged, confidential, Company documents pursuant to Section 220. On October 18, 2024, utilizing those confidential documents, Duprat filed the second action comprising the Delaware Chancery Action in the Delaware Chancery Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment (the “Duprat Action”).
On November 8, 2024, the Delaware Chancery Court granted the parties’ stipulation consolidating the Grimaldi Action and the Duprat Action into the Delaware Chancery Action,

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designating the complaint filed in the Grimaldi Action as the operative complaint for the Delaware Chancery Action, and providing for a stay of the Delaware Chancery Action until the settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.
As set forth below, plaintiffs in the Delaware Chancery Action agree to be bound by the terms of this Stipulation and further agree to voluntarily dismiss the Delaware Chancery Action with prejudice within five (5) business days following entry of Final Judgment by the Court approving the Settlement (as defined in ¶ 1.11).
4.The Demanding Stockholders
On October 23, 2023, Shumacher sent Okta a letter seeking production of books and records pursuant to Section 220. On March 9, 2024, after entering into a mutually negotiated confidentiality agreement, Okta produced 1,174 pages of non-privileged, confidential, Company documents in response to Shumacher’s Section 220 demand. On October 18, 2024, Shumacher sent a letter to the Board demanding that the Company initiate legal action against its officers and directors for the misconduct alleged in Shumacher’s demand letter, which incorporated confidential information gathered from his Section 220 demand.
On December 12, 2023, Taylor sent a letter to the Board demanding that the Company initiate legal action against certain of its officers and directors for the misconduct alleged in Taylor’s demand letter.
As set forth below, the Demanding Stockholders agree to be bound by the terms of this Stipulation and to withdraw their demand letters to Okta’s Board upon entry of Final Judgment by the Court approving the Settlement (as defined in ¶ 1.11).
B.Mediation

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The Settling Parties, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Derivative Matters. On March 25, 2024, Co-Lead Counsel in the California Federal Action and counsel for plaintiffs in the Delaware Federal Actions, along with counsel for Okta and certain of the Individual Defendants, participated in a full day, in person mediation session in New York City before David Murphy, Esq. of Phillips ADR Enterprises (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Matters who also served as Mediator in the Securities Class Action.
In advance of the March 25, 2024 mediation, Defendants produced 511 pages of documents to plaintiffs in the California Federal Action and counsel for plaintiffs in the Delaware Federal Actions subject to the mediation privilege, and the California Federal Action plaintiffs, with the assistance of their expert, Jerry Bessette, Chief Operating Officer of Cyber Defense Labs, provided Okta and the Individual Defendants with: (i) a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged misconduct and alleged damage to the Company at issue in the Derivative Matters; (ii) information requests concerning matters that plaintiffs in the California Federal Action viewed as relevant to the Derivative Matters and the reforms being negotiated; and (iii) a detailed mediation statement setting out California Federal Action plaintiffs’ positions regarding the alleged misconduct, damages, and arguments at issue in the case. Plaintiffs in the Delaware Federal Actions likewise submitted a detailed mediation statement setting out their positions regarding the alleged misconduct, alleged damages, and arguments at issue in their cases, as well as a settlement demand (which included proposed reforms aimed at strengthening the Company’s internal controls and corporate governance

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practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters).
While no resolution was reached at the March 25, 2024 mediation session, the parties continued discussing a potential settlement thereafter and engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue, with the facilitation and involvement of the Mediator, as necessary.
On May 23, 2024, Grimaldi provided Okta and the Individual Defendants with a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters, as well as certain information and document requests.
On June 26, 2024, all Settling Parties participated in a joint video conference with the Mediator, during which the Settling Parties continued to debate their positions regarding the strengths and weaknesses of the claims and defenses at issue in the Derivative Matters, but no resolution was reached during that conference.
Thereafter, the Settling Parties, with the assistance of the Mediator, continued to exchange information, documents, and detailed written settlement proposals and counter-proposals, debating the merits of the proposals in numerous communications between the Settling Parties’ Counsel and the Mediator. From July to September 2024, Settling Stockholders’ Counsel had numerous discussions with Settling Defendants’ Counsel and the Mediator regarding settlement issues and to request additional information. On September 20, 2024, Settling Stockholders’ Counsel were provided with information on a confidential basis specifically directed at certain of the issues in the Derivative Matters.

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Following further negotiations and the exchange of written proposals, on December 12, 2024, the Settling Parties reached an agreement in principle on the material terms for the Settlement, and thereafter negotiated the terms of a written memorandum of understanding (“MOU”) outlining the material terms and conditions for the release of all claims asserted in the Derivative Matters in consideration for the Company’s agreement to adopt, implement, and/or maintain the corporate governance practices, policies and procedures, internal controls and Board composition reforms as set forth below in ¶ 2.2 (the “Reforms”). On January 10, 2025, the Settling Parties signed the MOU outlining the material terms and conditions of the proposed Settlement. The Settling Parties believe that the proposed Settlement is in the best interests of Okta and Current Okta Stockholders (as defined in ¶ 1.4 herein).
The Settling Parties then commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders’ Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon Okta and Current Okta Stockholders by the Reforms. Following the exchange of various written proposals, the Settling Parties ultimately agreed to a subsequent mediation session regarding attorneys’ fees and expenses, after which the Mediator made a double-blind recommendation that was accepted by the Settling Parties on April 14, 2025.
C.The Settling Parties Agree That the Settlement Confers Substantial Benefits Upon and Serves the Best Interests of the Company and Its Stockholders
The Settling Stockholders asserted claims for violations of the Exchange Act and breach of fiduciary duty and related stockholder causes of action under Delaware law against the Individual Defendants in connection with, inter alia, the Individual Defendants’ alleged: (i) material misstatements and omissions about the Company’s merger with Auth0 Inc. and the difficulties encountered integrating that entity into the Company’s operations; and (ii) failure to

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implement and maintain an effective internal control system over cybersecurity, leading to data security incidents that Settling Stockholders assert damaged the Company’s reputation as a trusted workforce data security platform.
The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial(s) and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters. Based on their investigation and evaluation set forth in more detail infra, the Settling Stockholders and Settling Stockholders’ Counsel have determined that the proposed Settlement set forth in this Stipulation is in the best interests of Okta and Current Okta Stockholders.
Settling Stockholders’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing Okta’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing public filings, media reports, and analyst commentaries about the Company and its technologies; (iii) researching the applicable law with respect to the claims asserted in the Derivative Matters and the potential defenses thereto; (iv) reviewing and analyzing the Company’s Corporate Governance Guidelines and Code of Conduct and the charters of all Board

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committees; (v) reviewing and analyzing the pleadings and other papers filed in the Securities Class Action, and evaluating the merits of, and the Individual Defendants’ alleged liability in connection with, the Securities Class Action and the Derivative Matters; (vi) reviewing and evaluating nearly 2,000 pages of confidential, internal Okta documents that were produced in response to certain Settling Stockholders’ Section 220 demands; (vii) preparing and filing derivative complaints, preparing a draft amended complaint in the California Federal Action, and preparing and serving the litigation and Section 220 demands in the Derivative Matters; (viii) reviewing the Company’s existing corporate governance policies and preparing extensive settlement demands detailing proposed corporate governance reforms to strengthen the Company’s internal controls and corporate governance practices; (ix) the California Federal Action plaintiffs’ retention, and consultations with, a highly-qualified expert to assist them in understanding the technical matters at issue, preparing detailed internal control and corporate governance reforms and information requests; (x) preparing extensive mediation statements; (xi) participating in the full day, in person mediation session and substantive, protracted settlement discussions with Settling Defendants’ Counsel under the auspices of the Mediator; (xii) reviewing and analyzing confidential information provided to Settling Stockholders’ Counsel in the context of mediation; and (xiii) negotiating the MOU and this Stipulation.
Based on Settling Stockholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, the Settling Stockholders and Settling Stockholders’ Counsel submit that the proposed Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of Okta and Current Okta Stockholders. Each of the Settling Parties recognizes and acknowledges that the Derivative Matters have been initiated, filed, and prosecuted by Settling Stockholders in good faith and defended by Settling

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Defendants in good faith, that the Derivative Matters are being voluntarily settled with the advice of counsel, and that the terms of the proposed Settlement are fair, reasonable, and adequate.
D.Defendants’ Denials of Wrongdoing
The Settling Defendants and Released Persons have denied and continue to deny all allegations of wrongdoing, fault, liability, and/or damage to the Settling Stockholders, to the Company, or to the Company’s current and former stockholders, including without limitation: that they engaged in any wrongdoing or violation of federal, Delaware, or other law; that they breached any fiduciary duty; that they wasted corporate assets, were unjustly enriched, engaged in gross mismanagement, or aided and abetted any breaches of fiduciary duty; that the Company’s disclosures were deficient in any way; and that they acted in bad faith or improperly in any way. The Settling Defendants believe that they and all Released Persons have acted properly at all times, believe that the complaints in the California Federal Action, the Delaware Federal Actions, and the Delaware Chancery Action and the Demanding Stockholders’ litigation demands and/or Section 220 demands have no merit, and believe that the Settling Stockholders have failed to and/or cannot plead or prove any of the asserted claims for relief or meet their burden of pleading with particularity that any demand on the Company’s Board was excused as futile.
Nonetheless, taking into account the uncertainty and risks inherent in any complex litigation such as this case, the Settling Defendants have concluded that further litigation of the Derivative Matters would be protracted, burdensome, and expensive, and that it is desirable and beneficial that the claims asserted in or that could be asserted in the Derivative Matters be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation.

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II.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
A.Introduction
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Stockholders (on behalf of themselves, and derivatively on behalf of Okta), Current Okta Stockholders, and the Settling Defendants, by and through their respective undersigned counsel or attorneys of record that, subject to approval of the Court, in consideration of the benefits flowing to the Settling Parties from the Settlement set forth herein, the Derivative Matters and the Released Claims shall be finally and fully compromised, relinquished, discharged, settled and released, and the Derivative Matters shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as follows:
1.Certain Definitions
As used in this Stipulation the following terms have the meanings specified below:
1.1.“Buono Action” means Buono v. McKinnon, et al., Case No. 1:23-cv-00413-CFC (D. Del.).
1.2.“California Federal Action” means In re Okta, Inc. Stockholder Derivative Litigation, Lead Case No. 3:22-cv-07480-SI (N.D. Cal.), and includes all actions consolidated therein.
1.3.“Court” means the United States District Court for the Northern District of California.
1.4.“Current Okta Stockholder” or “Current Okta Stockholders” means all record and beneficial owners of Okta common stock and the representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns of all such owners, immediate or remote, in each case solely in their capacities as stockholders of Okta, who own Okta stock as of

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the date of the execution of this Stipulation and continue to hold their Okta stock as of the date of the Settlement Hearing.
1.5.“Delaware Chancery Action” means In re Okta, Inc. Stockholder Derivative Litigation, C.A. No. 2024-0685-PAF (Del. Ch.), and includes all actions consolidated therein.
1.6.“Delaware Federal Actions” means Buono v. McKinnon, et al., Case No. 1:23-cv-00413-CFC (D. Del.), and Nasr v. McKinnon, et al., Case No. 1:24-cv-00106-CFC (D. Del.).
1.7.“Demanding Stockholders” means stockholders Shumacher and Taylor.
1.8.“Derivative Matters” means the California Federal Action, the Delaware Federal Actions, the Delaware Chancery Action, and the Demanding Stockholders’ respective litigation and Section 220 demands.
1.9.“Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.
1.10.“Fee and Expense Amount” means the agreed-to amount of $2,250,000 to be paid to Settling Stockholders’ Counsel for attorneys’ fees and expense reimbursement, subject to ¶ 3.1 and Court approval.
1.11.“Final” means that: (1) the Court has entered a Judgment approving the Settlement in all material respects, including but not limited to, inter alia: (a) approving the scope of the Releases; and (b) ordering the Clerk of the Court to enter final judgment in the form set forth in Exhibit D pursuant to Federal Rule 54(b); and (2) the Judgment has been affirmed in all respects on any appeal or review or is no longer subject to further appeal or review. Provided, however, and notwithstanding any provision to the contrary in this Settlement, “Final” shall not include (and the Settlement is expressly not conditioned upon) the Court’s approval of attorneys’ fees and the reimbursement of expenses sought by the Settling Stockholders’ Counsel, or the

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approval of payment of Service Awards (defined herein at ¶ ___) for the time and expenses expended by the Settling Stockholders, or any appeals solely related thereto.
1.12.“Individual Defendants” means Todd McKinnon, Brett Tighe, Christopher K. Kramer, J. Frederic Kerrest, Shellye Archambeau, Robert L. Dixon, Jr., Patrick Grady, Benjamin Horowitz, Rebecca Saeger, Michael Stankey, Jeff Epstein, Jonathan T. Runyan, Susan St. Ledger, Michelle Wilson, Emilie Choi, Eugenio Pace, and David Bradbury.
1.13.“Insurers” means Okta’s insurance carriers and is inclusive of their respective reinsurers.
1.14.“Judgment” means the proposed final order and judgment to be entered by the Court approving the Settlement, substantially in the form attached hereto as Exhibit D or in such other form as may be approved in writing by all of the Settling Parties acting by and through their respective counsel of record.
1.15.“Long Form Notice” means the Notice of Pendency and Proposed Settlement of Derivative Matters, a proposed version of which is submitted to the Court for approval and attached hereto as Exhibit B.
1.16.“Nasr Action” means Nasr v. McKinnon, et al., Case No. 1:24-cv-00106-CFC (D. Del.).
1.17.“Notice” means collectively the Long Form Notice and Summary Notice (as defined in ¶ 1.33).
1.18.“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any

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business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.
1.19.“Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, preliminarily approving the Settlement and the form and manner of Notice to be provided to Current Okta Stockholders and setting a date for the Settlement Hearing.
1.20.“Okta” or the “Company” means Okta, Inc. and any of its predecessors, affiliates, or subsidiaries.
1.21.“Reforms” means the Board’s adoption or agreement to adopt certain changes to its corporate governance practices, policies and procedures, internal controls, and Board composition, as set forth herein in ¶¶ 2.2 and 2.3.
1.22.“Related Parties” means each of Settling Defendants’ past or present directors, officers, employees, partners, members, principals, agents, attorneys, Insurers, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, and related or affiliated entities.
1.23.“Released Claims” shall collectively mean any and all manner of claims of relief, debts, demands, rights, causes of action or liabilities whatsoever (including, but not limited to, any claims for compensatory damages, punitive damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, liability or relief, monetary, injunctive, or otherwise), whether based on federal, state, local, foreign, international, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, pleaded or unpleaded, known or unknown, suspected or unsuspected (including Unknown Claims), arising out of or related to any of the claims that have been or could have been asserted in the Derivative Matters

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or in any other forum by the Settling Stockholders, Okta or any Current Okta Stockholders derivatively on behalf of Okta, against the Released Persons that arise out of or relate to or in connection with the facts, allegations, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions or failures to act which were alleged in or could have been alleged in the Derivative Matters or otherwise based on the same set of operative facts as alleged in the Derivative Matters, and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, defense, settlement or resolution of the Derivative Matters against the Released Persons, except for (i) any claims by a class member pursuant to the approved plan of allocation in the Securities Class Action; and (ii) any claims by the Individual Defendants or any insured to enforce their rights relating to insurance coverage, indemnification, or under any contract.
1.24.“Released Persons” means each and all of the Settling Defendants and their Related Parties.
1.25.“Settlement” means the settlement contemplated by this Stipulation.
1.26.“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement, and whether the payment of the agreed-to Fee and Expense Amount and the Service Awards (as defined in ¶ 3.1) for the Settling Stockholders to be drawn therefrom should be approved.
1.27.“Settlement Review Committee” means the Board’s Settlement Review Committee, consisting of independent and non-employee director Emilie Choi.
1.28.“Settling Defendants” means Okta and the Individual Defendants.
1.29.“Settling Defendants’ Counsel” means the law firms of Gibson, Dunn & Crutcher LLP and Richards, Layton & Finger, P.A.

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1.30.“Settling Parties” means the Settling Stockholders and the Settling Defendants.
1.31.“Settling Stockholders” means the plaintiffs in the California Federal Action, the Delaware Federal Actions, the Delaware Chancery Action, and the Demanding Stockholders.
1.32.“Settling Stockholders’ Counsel” means collectively, DeLeeuw Law LLC, Greenwich Legal Associates, LLC, Kahn Swick & Foti, LLC, Moore Kuehn, PLLC, Morris Kandinov LLP, Newman Ferrara LLP, Rigrodsky Law, P.A., Shuman, Glenn & Stecker, The Rosen Law Firm, P.A., The Weiser Law Firm, P.C., and Weiss Law.
1.33.“Summary Notice” means the Summary Notice of Proposed Settlement of Derivative Matters, a proposed version of which is submitted to the Court for approval and attached hereto as Exhibit C.
1.34.“Unknown Claims” means any Released Claim which any Settling Stockholder, Okta or Current Okta Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Claims, including without limitation claims which, if known by him, her or it, might have affected his, her or its decision to enter into the Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties agree that the Stipulation shall provide that the Settling Parties expressly waive and each of the Current Okta Stockholders shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.
2.Settlement of the Derivative Matters

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2.1.The Settling Parties acknowledge and agree that the Settling Stockholders’ litigation and settlement efforts in the Derivative Matters caused the Board’s agreement to adopt, implement, and maintain the Reforms set forth in paragraph 2.2 below and was a substantial factor in the Board’s agreement to adopt the Reforms made following the initiation of the Derivative Matters set forth in paragraph 2.3 below. The Settling Parties further acknowledge and agree that these Reforms confer substantial benefits on the Company and Current Okta Stockholders and that the Settlement on the terms set forth herein is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and Current Okta Stockholders.
2.2.Within sixty (60) calendar days after entry of Final Judgment by the Court approving the Settlement or at the Board’s next regularly-scheduled meeting following entry of Final Judgment, whichever is earlier, the Board shall take all necessary and appropriate action to adopt, implement, and maintain for a period of not less than five (5) years (the “Commitment Term”), the corporate governance, oversight, and internal controls Reforms set forth in paragraphs 2.2 and 2.3 below:
A.Insider Trading Policy
i.Filing: Okta will file its Insider Trading Policy as an exhibit to its Annual Report on Form 10-K (“Annual Report”) and will include the date of its most recent amendment. Okta will also post its Insider Trading Policy on its Investor Relations website after Okta files the Insider Trading Policy as an exhibit to its Annual Report. Okta will also file its Special Trading Procedures for Designated Persons (“Trading Procedures”) referenced in the Insider Trading Policy with its Annual Report.

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ii.Amendments: Okta’s Insider Trading Policy, Rule 10b5-1 Policy, and Trading Procedures, shall, as warranted, be amended as follows:
a.Okta’s Audit Committee, in conjunction with the Chief Legal Officer or her/his designee, will review the Insider Trading Policy annually and amend the Insider Trading Policy as warranted to ensure that it remains up to date with insider trading laws and regulations;
b.All trades by Directors and Section 16 Officers must be made pursuant to Rule 10b5-1 plans or pre-approved by the Chief Legal Officer or her/his designee;
c.Any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan, in each case for Directors or Section 16 Officers, must be approved by the Chief Legal Officer or her/his designee at least forty-five (45) calendar days in advance of any trades thereunder and submitted to Okta’s Legal Department for review when no blackout period is in effect;
d.All Rule 10b5-1 plans must be entered into in good faith by the plan enrollee at a time when said enrollee was not in possession of material non-public information about Okta;
e.The adoption by any Directors or Section 16 Officers of a Rule 10b5-1 trading plan and its terms, including the aggregate number of shares involved, shall be publicly reported in Okta’s quarterly reports on Form 10-Q and/or Annual Report; and

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f.Any Rule 10b5-1 trading plan shall have a minimum length of six (6) months (subject to earlier completion if all shares under the plan are sold), shall not be subject to cancellation without proper consultation with Okta’s Chief Legal Officer or her/his designee, and shall provide that any modification may be made only when no blackout period is in effect, and may not be modified while an insider is in the possession of any material, non-public information.
B.Disclosure Committee
i.Amendments: Okta will amend its Disclosure Committee charter:
a.To provide that a Disclosure Committee report will be provided to the Audit Committee on a quarterly basis, including whether there are any concerns regarding disclosure issues;
b.To provide that “the Disclosure Committee shall have full access to all Company books, records, facilities, personnel and employees, including independent auditors, as necessary to perform its role under this charter” (language in bold and italics being added to current charter language);
c.As warranted, to require that the Disclosure Committee work with the Audit Committee to ensure timely evaluation and accurate public disclosure of material information required to be disclosed in its SEC periodic reports under the Exchange Act, as amended, concerning: (1) integration of any material acquired companies into Okta’s operations; (2) actual or expected headcounts, training, promotions, and attrition of

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Company employees; (3) any material security breaches that occurred or were detected, including such incidents’ impact on Okta; (4) material information regarding Okta’s cybersecurity risk management, strategy, and governance; (5) Okta’s actual financial results and any material known trends, demands, commitments, events or uncertainties; and (6) the efficacy of Okta’s internal controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).
ii.Record Keeping: The Disclosure Committee shall maintain records of each regular or other meeting of the Disclosure Committee, including minutes and materials for a period of not less than five (5) years following each meeting.
C.Audit Committee
i.Procedures: The Audit Committee will adopt procedures, including amending its charter, as warranted, that require it to:
a.Exercise oversight over Okta’s internal controls over accounting and financial reporting processes and systems, procedures designed to identify instances of fraud, and Okta’s financial statements and reports;
b.Review draft scripts (i.e., prepared remarks) for earnings calls prior to the earnings call to ensure that the proposed public statements by Okta do not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;
c.Obtain input from management concerning Okta’s periodic reporting on: (i) Okta’s internal controls; (ii) accounting policies; (iii) Okta’s

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cybersecurity risk management, strategy, and governance; and (iv) any other material matters required to be disclosed under state and federal securities laws and regulations;
d.Review and pre-approve Okta’s Form 10-Qs and Form 10-Ks prior to filing such reports with the SEC;
e.Review the Code of Conduct at least annually;
f.Obtain quarterly updates from the Chief Legal Officer and/or Chief Compliance Officer regarding Okta’s compliance with applicable laws;
g.Receive reports on a regular basis (no less than quarterly) through meeting of the Board regarding recent meetings with the Cybersecurity Risk Committee and ensure that appropriate disclosures, to the extent required by the Exchange Act, are made in Okta’s periodic reports with the SEC concerning these matters;
h.Coordinate with the Cybersecurity Risk Committee in its oversight of the effectiveness of Okta’s cybersecurity program, data privacy program and its practices for identifying, assessing and mitigating cybersecurity risks across the Company, including the security of its products, services and information technology environments, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party cybersecurity risks, as well as review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
i.Receive updates, at least quarterly from Okta’s Internal Audit and Legal teams; and

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j.Have at least one (1) member that is a “financial expert” as defined by the SEC.
ii.Transcript Review: Okta’s Investor Relations group will review transcripts of each earnings call with financial analysts and investors and will review related financial analyst reports and, as appropriate, summarize themes and sentiment to Okta’s management and the Audit Committee.
D.Cybersecurity Risk Committee: Okta will add the Cybersecurity Risk Committee and its members to the chart showing the composition of Okta-board committees on the Investor Relations portion of Okta’s website at: https://investor.okta.com/corporate-governance/committee-composition. The Cybersecurity Risk Committee will adopt procedures, including amending its charter as warranted, that require it to:
i.Meet as often as it determines is appropriate to carry out its responsibilities, but shall meet at least on a quarterly basis, and maintain written minutes regarding the substance of those meetings. Minutes, when approved, shall be available to the full Board;
ii.Obtain reports, on at least a quarterly basis (and more frequently if requested by the committee), from Company management, including the Chief Security Officer, regarding Okta’s cybersecurity program, material cybersecurity risks, known cyberattacks, and data protection;
iii.Report to the Board or consult with the Audit Committee, as appropriate, regarding IT and cybersecurity systems and processes that affect or relate to Okta’s internal controls;

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iv.Meet with the Chief Security Officer at least quarterly and receive reports at least annually, or more frequently as warranted, on (i) the effectiveness of Okta’s risk management program related to cybersecurity and practices for identifying, assessing, and mitigating cybersecurity risks, (ii) Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents, (iii) cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans, and (iv) enhancements to Okta’s risk management program related to cybersecurity risks, to enable the Cybersecurity Risk Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks;
v.Coordinate with members of the Board, as warranted, to review, evaluate, and discuss with Okta’s management the quality and effectiveness of Okta’s risk management relating to its cybersecurity program, assessment, and exposures and the actions taken by Okta’s management to monitor, control, and safeguard against such exposures;
vi.Review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
vii.Provide support to Okta management or the Audit Committee in its oversight of public disclosures concerning cybersecurity risks made by Okta in its SEC periodic reports;
viii.Review its own performance annually;
ix.Report as appropriate to the Board; and

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x.Perform any other activities consistent with the Cybersecurity Risk Committee’s charter, Okta’s bylaws, and any other applicable legal or regulatory requirements, as the Cybersecurity Risk Committee or the Board deems appropriate.
E.Cybersecurity Disclosures
i.Form 8-K
a.After discovering a cybersecurity incident, Okta will assess, without unreasonable delay, whether the incident was material. To assess the materiality of a cybersecurity incident, Okta shall consult with experts and consultants, as warranted, to provide a thorough analysis.
b.If Okta determines that such an incident was material, Okta will disclose the incident in a Form 8-K within four (4) business days of making the materiality determination. That disclosure will describe the material aspects of the nature, scope, and timing of the incident, as well as the incident’s material impact or reasonably likely material impact (and will disclose if one or more of these required items is not determined or is unavailable at the time of the filing).
c.If any required information is undetermined or unavailable at the time of filing, Okta will file an amendment to the Form 8-K containing such information within four (4) business days after the Company, without unreasonable delay, determines such information, or within four (4) business days after such information becomes available.
ii.Form 10-K – Okta will disclose in its Annual Report:

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a.Its processes for assessing, identifying, and managing material risks from cybersecurity threats;
b.A description of risks, including those resulting from any previous incidents that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition, and, if so, how;
c.A description of the Board’s oversight of risks from cybersecurity threats, and the committee or subcommittee responsible for oversight of risks from cybersecurity threats and the process for informing the Board and any such committees about such risks; and
d.A description of management’s role in assessing and managing Okta’s material risks from cybersecurity threats.
F.Chief Security Officer – The Chief Security Officer shall meet with the Cybersecurity Risk Committee at least quarterly and shall report to the Cybersecurity Risk Committee, at least annually, or more frequently as warranted, on the following topics, to enable the Cybersecurity Risk Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks:
i.The effectiveness of Okta’s cybersecurity program and practices for identifying, assessing, and mitigating cybersecurity risks;
ii.Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents;
iii.Cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans; and

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iv.Enhancements to Okta’s risk management program related to cybersecurity risks.
G.Chief Compliance Officer (“CCO”)
i.The CCO shall provide oversight and support for Okta’s global ethics and compliance program.
ii.The responsibilities of the CCO shall include oversight and administration of Okta’s ethics and compliance policies including the Code of Conduct, Anti-Corruption Policy, and Conflict of Interest Policy, collaboration with stakeholders on Okta’s global ethics and compliance program, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, oversight and management of the Okta reporting hotline, and investigation of potential ethics and compliance concerns.
iii.The CCO shall update the Audit Committee at least quarterly regarding ethics and compliance matters, or substantive allegations of financial fraud, as warranted.
iv.The specific responsibilities and duties of Okta’s CCO shall include the following:
a.Evaluating and defining the goals of Okta’s ethics and compliance programs in light of trends and changes in laws that may affect Okta;
b.Reviewing the Code of Conduct at least annually for review and sign-off by the Audit Committee, and monitoring compliance with such principles;
c.Working with Okta’s stakeholders to evaluate potential compliance risk and mitigation efforts and updating the Audit Committee as appropriate;
d.Overseeing investigations of whistleblower complaints; and

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e.Overseeing various ethics and compliance training.
H.Clawback Policy: Okta will maintain its Compensation Clawback Policy (available at https://www.sec.gov/Archives/edgar/data/1660134/000166013424000025/okta-1312024_ex971 .htm) for at least the duration of the Commitment Term.
I.Board Updates: Okta’s Chief Security Officer and/or relevant members of management, as appropriate, shall report to the Board or a committee of the Board on a quarterly basis, or more frequently as warranted, regarding material Company developments, including, as appropriate, about: (1) integration of any material acquired companies into Okta’s operations; (2) actual or expected headcounts, training, promotions, and attrition of Company employees; (3) any significant cybersecurity breaches that occurred or were detected, including such incidents’ perceived impact on Okta; (4) the Company’s data security policies, procedures, controls, and systems, including significant actual or potential vulnerabilities or deficiencies regarding same; (5) the Company’s actual or expected financial performance; and (6) the efficacy of Okta’s internal controls and procedures.
J.Director Independence: The Nominating and Corporate Governance Committee shall review its internal processes to enhance the new independent director candidate process. The Nominating and Corporate Governance Committee shall retain an independent search company to assist it in identifying and nominating new directors to the Board. The Nominating and Corporate Governance Committee shall identify an objective set of criteria by which to identify and select potential Board candidates.
2.3.Additionally, the Settling Defendants acknowledge that the Derivative Matters and/or Settling Stockholders’ litigation and settlement efforts in the Derivative Matters were a substantial factor in implementing the following Reforms: (a) the Board’s amendments to the

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“Corporate Governance Guidelines” on September 14, 2023; (b) the Board’s amendments to the Nominating and Corporate Governance Committee Charter on September 14, 2023; (c) the Board’s amendments to the Compensation Committee Charter on June 22, 2023; (d) the establishment of the Board-level Cybersecurity Risk Committee and the Board’s adoption of the Cybersecurity Risk Committee Charter on December 14, 2023; and (e) the Board’s adoption of the Compensation Clawback Policy on October 2, 2023.
2.4.This Stipulation and the Reforms have been approved by the Settlement Review Committee as in the best interest of Okta and Current Okta Stockholders.
3.Settling Stockholders’ Counsel’s Fee and Expense Amount and Settling Stockholders’ Service Awards
3.1.Prior to negotiating and agreeing upon the Fee and Expense Amount, the Settling Parties negotiated and agreed upon the Reforms set forth in paragraphs 2.2 and 2.3 to be adopted as part of the Settlement. The Settling Parties agree that the Settlement confers substantial benefits upon Okta and Current Okta Stockholders, and that the Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in the amount of $2,250,000, subject to the approval of the Court. Okta shall cause its Insurers to deposit the agreed upon Fee and Expense Amount into a separate escrow account designated by Co-Lead Counsel in the California Federal Action within twenty (20) business days of entry of the Preliminary Approval Order and Settling Stockholders’ Counsel providing to Settling Defendants’ Counsel all information requested by Okta’s Insurers to effectuate the payment of the Fee and Expense Amount (e.g., W-9, contact information for escrow agent to confirm wiring details, details if paying by check), subject to Settling Stockholders’ Counsel’s obligations to repay the Company’s Insurers the portions of the Fee and Expense Amount allocated to them if, as a result of any order of the Court, appeal and/or further proceedings on remand, or successful

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collateral attack, the amount of the Fee and Expense Amount is reduced. Settling Defendants agree not to oppose reasonable service awards in the amount of $3,000 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Settling Stockholders’ efforts to achieve the Settlement’s benefits to the Company and all Current Okta Stockholders, subject to Court approval (the “Service Awards”).
3.2.Settling Stockholders’ Counsel shall allocate the Fee and Expense Amount as agreed among themselves. The Defendants shall play no role in the allocation of the Fee and Expense Amount among Settling Stockholders’ Counsel. If a dispute arises among Settling Stockholders’ Counsel regarding the proposed allocation of the Fee and Expense Amount, then the Mediator will resolve such disputes pursuant to expedited arbitral procedures, as determined by the Mediator. The costs of any such allocation, mediation or arbitration shall be borne solely by Settling Stockholders’ Counsel and allocated by agreement or as finally determined by the Mediator.
3.3.Any order or proceeding (or any portion thereof) relating solely to the Fee and Expense Amount, or any appeal from any order (or any portion thereof) relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Order and Final Judgment approving this Stipulation. Except as provided in the Stipulation, the Settling Defendants shall bear no other expenses, costs, damages or fees incurred by the Settling Stockholders or any of their attorneys, experts, advisers, agents or representatives. The Settling Defendants and Settling Defendants’ Counsel shall have no responsibility for or liability with respect to the allocation among any counsel for any Settling Stockholder of the Fee and Expense

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Amount as approved by the Court and the Settling Defendants take no position with respect to such matters.
4.Settlement Procedure and Notice
4.1.No later than seven (7) calendar days after execution of the Stipulation, the plaintiffs in the California Federal Action shall submit the Stipulation and its Exhibits to the Court and apply for the Preliminary Approval Order substantially in the form of Exhibit A hereto: (a) preliminarily approving the Settlement; (b) approving the form and manner of notice of the Settlement and directing that, within ten (10) business days of entry of the Preliminary Approval Order, Okta shall (i) post the copy of Long Form Notice and the Stipulation (and Exhibits thereto) on the Investor Relations page of Okta’s website and maintain the documents there until the conclusion of the Settlement Hearing; (ii) issue a press release with the Summary Notice on GlobeNewswire with a link to the Company’s Investor Relations webpage where the Long Form Notice and Stipulation (and Exhibits thereto) will be available; and (iii) file with the SEC the Long Form Notice and Stipulation (and Exhibits thereto) as exhibits to a Form 8-K; (c) setting a date and time for the Settlement Hearing, as well as deadlines for the submission of papers in support of the Settlement and for objections thereto; and (d) enjoining all other Okta stockholders, including Current Okta Stockholders, from commencing, instituting, or prosecuting any of the claims asserted in the Derivative Matters. The Company and/or its Insurers shall pay all reasonable expenses incurred in providing Notice in the time and manner ordered by the Court. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable Notice to Current Okta Stockholders pursuant to applicable law and due process. No later than seven (7) calendar days before the Settlement Hearing, Settling Defendants’ Counsel shall file with the Court an affidavit or declaration

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confirming compliance with the form, manner, and timeliness of Notice as approved by the Court.
4.2.Co-Lead Counsel in the California Federal Action will request that, at least forty-five (45) calendar days after Notice is provided, the Court hold the Settlement Hearing and approve the Settlement of the Derivative Matters as set forth herein and enter a Final Judgment substantially in the form attached hereto as Exhibit D: (a) approving the terms of the Settlement as fair, reasonable, and adequate, including the payment of the Fee and Expense Amount in the amount agreed to by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (b) dismissing with prejudice all claims released against any of the Released Persons.
4.3.Within five (5) business days of the Judgment becoming Final in the California Federal Action, the parties in the Delaware Federal Actions and the Delaware Chancery Action shall file the necessary documents for the dismissal of these respective actions with prejudice in accordance with local rules. Upon the Judgment becoming Final in the California Federal Action, Demanding Stockholders will withdraw their demands in writing to Settling Defendants’ Counsel.
5.Releases
5.1.Upon the Effective Date, the Settling Stockholders (acting on their own behalf and, derivatively on behalf of Okta), the Settling Defendants, and each of the Current Okta Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and shall be forever enjoined from prosecuting the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.

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5.2.Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Stockholders and Settling Stockholders’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
5.3.Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the other Released Persons from all Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
6.Conditions of Settlement, Effect of Disapproval, Cancellation or Termination
6.1.The Settlement shall not become effective until the first date upon which all of the following conditions have been satisfied, unless one or more of the conditions is expressly waived in writing by counsel for each of the Settling Parties:
A.Approval by Okta’s Settlement Review Committee and all Settling Defendants of the Stipulation;
B.The entry of the Judgment by the Court approving the Settlement;
C.The Judgment referred to above shall have become Final;

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D.The entry of an Order by the Delaware Federal Court and the Delaware Chancery Court dismissing with prejudice the Delaware Federal Actions and the Delaware Chancery Action, respectively; and
E.The payment of the Fee and Expense Amount to the Settling Stockholders’ Counsel, to be distributed to the Settling Stockholders’ Counsel and the Settling Stockholders as Service Awards as agreed by the Settling Stockholders’ Counsel.
6.2.If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.
7.Miscellaneous Provisions
7.1.The Settling Parties: (a) acknowledge that it is their intent to consummate this Settlement as set forth in this Stipulation; and (b) agree to act in good faith and to cooperate to the extent reasonably necessary to expeditiously effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2.The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Matters. The Settlement releases and discharges claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation, or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal

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Rules of Civil Procedure, Rule 11 of the Rules of the Delaware Chancery Court, or any other comparable provision of state law.
7.3.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault, wrongdoing or liability of the Settling Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative.
7.4.The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.5.The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.6.The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
7.7.This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise

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provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear their own costs. Nothing in this Stipulation is intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or affect any agreement between any Individual Defendant and the Company.
7.8.Settling Stockholders’ Counsel, derivatively on behalf of Okta, are expressly authorized by the Settling Stockholders to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Settling Stockholders to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Settling Stockholders.
7.9.Each counsel or other Person executing the Stipulation or its Exhibits on behalf of a Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party. Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.
7.10.The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
7.11.The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.
7.12.The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

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7.13.This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to the State of Delaware’s choice-of-law principles.
7.14.Counsel for the Settling Parties agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
7.15.The Stipulation shall be treated as jointly drafted and will not be construed against any Settling Party as the drafter.
7.16.The Settling Defendants have denied and continue to deny all of the claims in the Derivative Matters, and have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner. But neither the Settling Defendants, the Company, nor their respective counsel will, in any statement made to any media representative (whether or not for attribution), assert that the Derivative Matters were commenced or prosecuted in bad faith, nor will they deny that the Derivative Matters were commenced and prosecuted in good faith and are being settled voluntarily after consultation with competent legal counsel. Likewise, Settling Stockholders and Settling Stockholders’ Counsel shall retain their right to maintain that their claims have merit. In all events, none of the Settling Parties shall make any accusations of wrongful or actionable conduct by any Settling Party concerning the prosecution, defense, and resolution of the

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Derivative Matters, nor shall they otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.
7.17.Neither the Settlement nor any of its terms shall be construed as an admission or evidence of any violation of any law or admission as to the truth of any allegation.
7.18.Except as set forth herein, each party shall bear his or its own fees and costs.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of June 26, 2025.

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/s/ David C. Katz David C. Katz Mark D. Smilow Joshua Rubin Weiss Law 305 Broadway, 7th floor New York, NY 10007 (212) 682-3025 Email: dkatz@weisslawllp.com msmilow@weisslawllp.com jrubin@weisslawllp.com
/s/ Brian M. Lutz
Brian M. Lutz
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111-3715
(415) 393-8200
Email: blutz@gibsondunn.com
Jeff Lombard
310 University Avenue
Palo Alto, CA 94301-1744
(650) 849-5300
Email: jlombard@gibsondunn.com

/s/ Vincent A. Licata
Seth D. Rigrodsky
Vincent A. Licata
Rigrodsky Law, P.A.
825 East Gate Boulevard, Suite 300
Garden City, NY 11530
(516) 683-3516
Email:    sdr@rl-legal.com
vl@rl-legal.com
Plaintiffs’ Co-Lead Counsel in the California Federal Action

/s/ Raymond J. DiCamillo
Raymond J. DiCamillo
Kevin M. Gallagher
Kaitlyn R. Zavatsky
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7700
Email:    dicamillo@rlf.com
gallagher@rlf.com
zavatsky@rlf.com
Counsel for Defendants

/s/ Justin Kuehn
Justin Kuehn
Fletcher Moore
Moore Kuehn, PLLC
30 Wall Street, 8th Floor
New York, NY 10005
Email:    jkuehn@moorekuehn.com
fmoore@moorekuehn.com
Plaintiff’s Counsel in the Buono Action
[additional counsel on next page]

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/s/ Brett D. Stecker
Brett D. Stecker
Shuman, Glenn & Stecker
326 W. Lancaster Ave.
Ardmore, PA 19003
(303) 861-3003
Email: brett@shumanlawfirm.com
Rusty E. Glenn
Shuman, Glenn & Stecker
600 17th Street, Suite 2800
South Denver, CO 80202
(303) 861-3003
Email: rusty@shumanlawfirm.com
Brandon Lacoff
Greenwich Legal Associates, LLC
881 Lake Avenue
Greenwich, CT 06831
(203) 622-6001
Email: blacoff@grwlegal.com
P. Bradford deLeeuw
DeLeeuw Law LLC
1301 Walnut Green Road
Wilmington, DE 19807
(302) 274-2180
Email: brad@deleeuwlaw.com
Plaintiff’s Counsel in the Nasr Action

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/s/ Melinda A. Nicholson
Melinda A. Nicholson
Nicolas Kravitz
Kahn Swick & Foti, LLC
1100 Poydras St., Suite 960
New Orleans, LA 70163
(504) 455-1400
Email:    melinda.nicholson@ksfcounsel.com
nicolas.kravitz@ksfcounsel.com
Plaintiffs’ Co-Lead Counsel in the Delaware Chancery Action
/s/ Roger A. Sachar
Roger Sachar
Newman Ferrara LLP
1250 Broadway, 27th Floor
New York, NY 10001
(212) 619-5400
Email: rsachar@nfllp.com
Additional Counsel for Plaintiff Salvatore Grimaldi in the Delaware Chancery Action

/s/ Erica L. Stone
Phillip Kim
Erica L. Stone
The Rosen Law Firm, P.A.
275 Madison Avenue, 40th Floor
New York, NY 100016
(212) 686-1060
Email:    philkim@rosenlegal.com
estone@rosenlegal.com
Plaintiffs’ Co-Lead Counsel in the Delaware Chancery Action

/s/ Leo Kandinov Leo Kandinov Morris Kandinov LLP 550 West B Street, 4th Floor San Diego, CA 92101 (619) 780-3993 Email: leo@moka.law Counsel for Stockholder Leo Shumacher

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/s/ James Ficaro
James M. Ficaro
The Weiser Law Firm, P.C.
Four Tower Bridge
200 Barr Harbor Dr.
West Conshohocken, PA 19428
(610) 225-0206
Email: jficaro@weiserlawfirm.com
Counsel for Stockholder Bruce Taylor

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In re Okta, Inc. Stockholder Derivative Litigation
Stipulation and Agreement of Settlement
Exhibit A

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI) PRELIMINARY APPROVAL ORDER The Hon. Susan Illston
[PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF SETTLEMENT
Plaintiffs in the above-captioned California Federal Action made an application, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the Settlement, in accordance with the Stipulation and Agreement of Settlement (the “Stipulation”) dated June 26, 2025, which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Derivative Matters (the “Settlement”) and for dismissal of the California Federal Action with prejudice; and (ii) approving the form and content of the Notice to be published via GlobeNewswire, filed by Okta, Inc. (“Okta”) with the U.S. Securities and Exchange Commission (“SEC”) and posted, along with the Stipulation, on Okta’s website. The Court having read and considered the Stipulation and exhibits annexed thereto; and all parties to the Settlement having agreed to the entry of this Order, and all capitalized terms herein having the same meaning as set forth in the Stipulation;
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

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1.The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement set forth in the Stipulation, including the terms and conditions for dismissal with prejudice of the California Federal Action.
2.A hearing (the “Settlement Hearing”) shall be held before the Court on _________, 2025, at 10:00 a.m., either in person at the San Francisco Courthouse, 450 Golden Gate Avenue, Courtroom 1, 17th Floor, San Francisco, California, 94102, or by telephone or videoconference (in the discretion of the Court), for the purpose of determining: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Okta and Current Okta Stockholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in and attached as Exhibit D to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount in the amount negotiated by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.
3.The Court approves, as to form and content, the Long Form Notice and Summary Notice annexed as Exhibits B and C to the Stipulation, respectively (collectively, the “Notice”), and finds that the distribution of the Notice substantially in the manner and form set forth in this Order fully satisfies Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process, complies with the rules of this Court, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice for all purposes to all Current Okta Stockholders. Non-material changes to the form of the Notice may be made without further approval of the Court.

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4.Okta is hereby authorized and empowered, no later than ten (10) business days following the entry of this Order, to: (i) post a copy of the Long Form Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of Okta’s website, which page will be maintained through the date of the Settlement Hearing; (ii) issue a press release with the Summary Notice on GlobeNewswire, which shall provide a link to the Company’s Investor Relations page on Okta’s website where the Long Form Notice and Stipulation (and exhibits thereto) may be viewed; and (iii) file with the SEC the Long Form Notice and Stipulation (and exhibits thereto) as exhibits to a Form 8-K.
5.No later than seven (7) calendar days prior to the Settlement Hearing provided for in ¶ 2 of this Order, Settling Defendants’ Counsel shall file with the Court proof, by affidavit or declaration, of such notice.
6.No later than seven (7) calendar days before the Objection Deadline described in ¶ 7 below, Settling Stockholders’ Counsel shall file: (1) their motion in support of final approval of the Settlement; and (2) their application for an award of attorneys’ fees and reimbursement of expenses to Settling Stockholders’ Counsel and for the Service Award to Settling Stockholders.
7.Any Current Okta Stockholder may, but is not required to, appear at the Settlement Hearing and express an opinion as to whether the Settlement, Fee and Expense Amount, and/or the Service Award should be approved; provided, however, that no Current Okta Stockholder or any other person shall be heard or entitled to object to the approval of the terms and conditions of the Settlement, Fee and Expense Amount, and/or Service Award, if approved, and the judgment to be entered thereon approving same, unless on or before fourteen (14) calendar days prior to the Settlement Hearing (“Objection Deadline”), such Person has filed their written objection(s) with the Court and sent their written objection(s), which must be postmarked

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by the Objection Deadline, by hand or by first class mail, postage pre-paid, to Settling Stockholders’ Counsel:

David C. Katz Mark D. Smilow Joshua M. Rubin Weiss Law 305 Broadway, 7th Floor New York, NY 10007 Co-Lead Counsel	Seth D. Rigrodsky Vincent A. Licata Rigrodsky Law, P.A. 825 East Gate Boulevard, Suite 300 Garden City, NY 11530 Co-Lead Counsel
The written objection(s) must contain the following information: (i) notice of such Person’s intent to appear at the Settlement Hearing; (ii) such Person’s name, legal address, and telephone number; (iii) state that such Person is a Current Okta Stockholder as of June 26, 2025 and represent that the Person will continue to own Okta common stock as of the date of the Settlement Hearing; (iv) provide the date(s) such Person acquired his, her, or its Okta shares and the number of Okta shares held as of June 26, 2025; (v) contain a detailed statement of such Person’s specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and (vi) state the grounds for each objection or the reasons for such Person’s desire to appear and be heard. Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance the Court at least fourteen (14) days before the Settlement Hearing.
8.Any Current Okta Stockholder who fails to object in the above-prescribed manner shall be deemed to have waived his, her, or its right to object to any aspect of the Settlement, Fee and Expense Amount, and/or the Service Awards or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

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9.No later than seven (7) calendar days prior to the Settlement Hearing, the Settling Parties shall file and serve their responses to any objection from Current Okta Stockholders.
10.All discovery and other pretrial proceedings in the California Federal Action are hereby stayed and suspended until further order of this Court. Pending the final determination on the approval of the Settlement, no stockholder of Okta may either directly, representatively, or in any other capacity, prosecute, institute, commence, or continue to prosecute on behalf of Okta or any stockholders thereof, any claim which has been or could have been asserted in the Derivative Matters or any other claim arising out of or in any way related to any of the acts, facts, transactions, occurrences, representations, or omissions or other subject matter set forth, alleged, embraced, or otherwise asserted by Settling Stockholders in the Derivative Matters. The provisions of this paragraph shall expressly not apply to any claims by a class member pursuant to the approved plan of allocation in In Re Okta, Inc., Securities Litigation, Case No. 3:22-cv-02990-SI, in the United States District Court for the Northern District of California.
11.In the event the proposed dismissal as provided for in the Stipulation is not approved by the Court, or for any reason the Settling Parties fail to obtain a final judgment pursuant to the Stipulation, then, in either of such events, the Stipulation shall become null and void and of no further force or effect, and shall not be used or referred to for any purpose whatsoever. In such event, the Stipulation and all negotiations and proceedings related thereto shall be withdrawn without prejudice as to the rights of any and all such Settling Parties thereto, who, in accordance with the provisions of the Stipulation, shall be restored to their respective positions existing as of the date of the Stipulation.
12.The Court reserves the right to approve the Stipulation with further modifications as may be agreed to by counsel for the Settling Parties and without further notice to Current Okta

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Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may also adjourn the Settlement Hearing provided for herein without further notice other than to counsel for the Settling Parties.
SO ORDERED in the Northern District of California on     , 2025.

THE HON. SUSAN ILLSTON
UNITED STATES DISTRICT JUDGE

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In re Okta, Inc. Stockholder Derivative Litigation
Stipulation and Agreement of Settlement
Exhibit B

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI) NOTICE OF PROPOSED DERIVATIVE SETTLEMENT The Hon. Susan Illston
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
TO:    ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF OKTA, INC. (“OKTA” OR “THE COMPANY”) AS OF JUNE 26, 2025 (THE “RECORD DATE”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.
IF YOU HOLD OKTA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.
Notice is hereby provided to you of the proposed Settlement1 of the above-captioned derivative lawsuit and certain other Derivative Matters. This Notice is provided by order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify Current Okta Stockholders of the terms of the proposed Settlement of the Derivative Matters.
I.WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION
This Notice is intended to notify all Okta stockholders affected by the settlement of a consolidated stockholder derivative action styled In re Okta, Inc. Derivative Litigation, Lead Case No. 3:22-cv-07480-SI (N. D. Cal.) (the “California Federal Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Stockholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed the written Stipulation setting forth the terms of the Settlement: (i) stockholders Ryan O’Dell and the LR Trust, plaintiffs in the California Federal Action; (ii) stockholder Austin Buono, plaintiff in the derivative action filed on behalf of Okta styled Buono v. McKinnon, et al., Case No. 1:23-cv-00413-CFC (D. Del.) (the “Buono Action”); (iii) stockholder Tony Nasr, plaintiff in the derivative action filed on behalf of Okta styled Nasr v. McKinnon, et al., Case No. 1:24-cv-00106-CFC (D. Del.) (the “Nasr Action,” and, together with
1 The capitalized terms used in this Notice and not otherwise defined herein are defined in the Stipulation and Agreement of Settlement (“Stipulation”) (dated June 26, 2025).

the Buono Action, the “Delaware Federal Actions”); (iv) stockholders Michelle Duprat and Salvatore Grimaldi, plaintiffs in the derivative action filed on behalf of Okta styled In re Okta, Inc. Stockholder Derivative Litigation., C.A. No. 2024-0685-PAF (Del. Ch.) (the “Delaware Chancery Action”), who previously served books and records demands on the Company pursuant to 8 Del. C. § 220 (“Section 220”); (iii) stockholder Leo Shumacher, who served a litigation demand on Okta’s Board of Directors (the “Board”) and who also previously served a books and records demand on the Company pursuant to Section 220; (iv) stockholder Bruce Taylor (with Leo Shumacher, the “Demanding Stockholders”), who served a litigation demand on the Board (the California Federal Action, the Delaware Federal Actions, the Delaware Chancery Action, and the Demanding Stockholders’ respective demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the California Federal Action, the Delaware Federal Actions, and the Delaware Chancery Action, along with the Demanding Stockholders, are collectively referred to as the “Settling Stockholders”); (v) Todd McKinnon, Brett Tighe, Christopher K. Kramer, Frederic Kerrest, Shellye Archambeau, Robert L. Dixon, Jr., Patrick Grady, Ben Horowitz, Rebecca Saeger, Michael Stankey, Jeff Epstein, Jonathan T. Runyan, Susan St. Ledger, Michelle Wilson, Emilie Choi, Eugenio Pace, and David Bradbury (collectively, the “Individual Defendants”); and (vi) nominal defendant Okta (together with the Individual Defendants, the “Settling Defendants”) (the Settling Stockholders and the Settling Defendants are collectively referred to as the “Settling Parties”).
On ______ 2025, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Okta and Current Okta Stockholders, and should be finally approved by the

Court; (ii) whether a Judgment as provided in, and attached as Exhibit D to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount (defined herein) in the amount negotiated by the Settling Parties and Service Awards (defined herein) for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.
II.SUMMARY OF THE LITIGATION
A.The California Federal Action
On November 28, 2022, Stockholder O’Dell filed the first action comprising the California Federal Action in the Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder, and for breach of fiduciary duty, unjust enrichment, aiding and abetting breach of fiduciary duty, and waste of corporate assets under Delaware law. On December 13, 2022, Stockholder LR Trust filed the second action comprising the California Federal Action in the Court on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of fiduciary duty, contribution and indemnification, aiding and abetting, and gross mismanagement under Delaware law.
On February 22, 2023, the Court granted the parties’ stipulation consolidating the two actions into the California Federal Action and providing for a stay of the California Federal Action pending resolution of a then-pending motion to dismiss in the related securities class action styled In re Okta, Inc., Securities Litigation, Case No. 3:22-cv-02990-SI (N.D. Ca.) (the “Securities Class Action”). On March 31, 2023, the Court entered an order granting in part and denying in part the motion to dismiss in the Securities Class Action. Thereafter, on May 9, 2023,

the Court granted the California Federal Action parties’ subsequent stipulation providing for a stay of the California Federal Action through the close of discovery in the Securities Class Action.
On March 12, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the California Federal Action copies of 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the California Federal Action copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. Thereafter, plaintiffs in the California Federal Action began preparing an amended consolidated complaint, which was not filed because the Settling Parties entered into settlement discussions regarding the Derivative Matters.
B.The Delaware Federal Actions
On April 14, 2023, Stockholder Buono filed the Buono Action in the United States District Court for the District of Delaware (“Delaware Federal Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for violations of Section 14(a) of the Exchange Act, and for breach of fiduciary duty and aiding and abetting breach of fiduciary duty under Delaware law. On May 31, 2023, the Delaware Federal Court granted the parties’ stipulation providing for a stay of the Buono Action through the close of discovery in the Securities Class Action.
On January 25, 2024, Stockholder Nasr filed the related Nasr Action in the Delaware Federal Court derivatively on behalf of nominal defendant Okta against certain of the Individual

Defendants, alleging claims for breach of fiduciary duty and unjust enrichment under Delaware law. On March 18, 2024, the Delaware Federal Court granted the defendants’ unopposed motion to stay the Delaware Federal Actions through the close of discovery in the Securities Class Action.
On March 13, 2024, after entering into a mutually negotiated confidentiality agreement, Defendants produced to plaintiffs in the Delaware Federal Actions copies of the 1,174 pages of non-privileged, confidential, Company documents that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders. On May 21, 2024, Defendants produced to plaintiffs in the Delaware Federal Actions copies of additional non-privileged, confidential, Company documents (of more than 700 pages, for a total nearing 2,000 pages) that Okta had compiled in response to a Section 220 books and records demand from certain of the Settling Stockholders.
C.The Delaware Chancery Action
On February 2, 2024, Stockholder Grimaldi sent Okta a letter seeking production of books and records pursuant Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced more than 1,900 pages of responsive documents (the “220 Documents”). On June 25, 2024, utilizing the 220 Documents, Stockholder Grimaldi filed the first action comprising the Delaware Chancery Action in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment. On July 18, 2024, the Delaware Chancery Court granted the parties’ stipulation providing for a stay of the Grimaldi action until the then-pending settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.

On February 28, 2023, stockholder Duprat sent Okta a letter seeking production of books and records pursuant to Section 220. After entering into a mutually negotiated confidentiality agreement, Okta produced 1,174 pages of non-privileged, confidential, Company documents pursuant to Section 220. On October 18, 2024, utilizing those confidential documents, Stockholder Duprat filed the second action comprising the Delaware Chancery Action in the Delaware Chancery Court derivatively on behalf of nominal defendant Okta against certain of the Individual Defendants alleging claims for breach of fiduciary duty and unjust enrichment.
On November 8, 2024, the Delaware Chancery Court granted the parties’ stipulation consolidating the two actions into the Delaware Chancery Action, designating Stockholder Grimaldi’s complaint as the operative complaint for the Delaware Chancery Action, and providing for a stay of the Delaware Chancery Action until the settlement of the Securities Class Action was approved or denied by a final, non-appealable order from the Court.
D.The Demanding Stockholders
On October 23, 2023, Stockholder Shumacher sent Okta a letter seeking production of books and records pursuant to Section 220. On March 9, 2024, after entering into a mutually negotiated confidentiality agreement, Okta produced nearly 1,174 pages of non-privileged, confidential, Company documents in response to Shumacher’s Section 220 demand. On October 18, 2024, Shumacher sent a letter to the Board demanding that the Company initiate legal action against certain of its officers and directors for the misconduct alleged in Shumacher’s demand letter, which incorporated confidential information gathered from his Section 220 demand.
On December 12, 2023, Taylor sent a letter to the Board demanding that the Company initiate legal action against certain of its officers and directors for the misconduct alleged in Taylor’s demand letter.

E.Mediation
On March 25, 2024, Co-Lead Counsel in the California Federal Action and counsel for plaintiffs in the Delaware Federal Actions, along with counsel for Okta and certain of the Individual Defendants, participated in a full day, in person mediation session in New York City before the Mediator, who also served as Mediator in the Securities Class Action. In advance of the March 25, 2024 mediation, Defendants produced 511 pages of documents to plaintiffs in the California Federal Action and the Delaware Federal Actions subject to the mediation privilege, and the California Federal Action plaintiffs, with the assistance of their expert, Jerry Bessette, Chief Operating Officer of Cyber Defense Labs, provided Okta and the Individual Defendants with: (i) a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged misconduct and alleged damage to the Company at issue in the Derivative Matters; (ii) information requests concerning matters that plaintiffs in the California Federal Action viewed as relevant to the Derivative Matters and the reforms being negotiated; and (iii) a detailed mediation statement setting out the California Federal Action plaintiffs’ positions regarding the alleged misconduct, damages, and arguments at issue in the case. Plaintiffs in the Delaware Federal Actions likewise submitted a detailed mediation statement setting out their positions regarding the alleged misconduct, damages, and arguments at issue in their cases, as well as a settlement demand (which included proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters).
While no resolution was reached at the March 25, 2024 mediation session, the parties continued discussing a potential settlement thereafter and engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue, with the facilitation and involvement of the Mediator, as necessary.
On May 23, 2024, Grimaldi provided Okta and the Individual Defendants with a settlement demand with proposed reforms aimed at strengthening the Company’s internal controls and corporate governance practices to prevent recurrence of the alleged damage to the Company at issue in the Derivative Matters, as well as certain information and document requests.
On June 26, 2024, all Settling Parties participated in a joint video conference with the Mediator, during which the Settling Parties continued to debate their positions regarding the strengths and weaknesses of the claims and defenses at issue in the Derivative Matters, but no resolution was reached during that conference.
Thereafter, the Settling Parties, with the assistance of the Mediator, continued to exchange information, documents, and detailed written settlement proposals and counter-proposals, debating the merits of the proposals in numerous communications between the Settling Parties’ Counsel and the Mediator. From July to September 2024, Settling Stockholders’ Counsel had numerous discussions with Settling Defendants’ Counsel and the Mediator regarding settlement issues and to request additional information. On September 20, 2024, Settling Stockholders’ Counsel were provided with information on a confidential basis specifically directed at certain of the issues in the Derivative Matters.
Following further negotiations and the exchange of written proposals, on December 12, 2024, the Settling Parties reached an agreement in principle on the material terms for the Settlement, and thereafter negotiated the terms of a written memorandum of understanding (“MOU”) outlining the material terms and conditions for the release of all claims asserted in the

Derivative Matters in consideration for the Company’s agreement to adopt, implement, and/or maintain the corporate governance practices, policies and procedures, internal controls and Board composition reforms as set forth below in ¶ 2.2 of the Stipulation (the “Reforms”). On January 10, 2025, the Settling Parties signed the MOU outlining the material terms and conditions of the proposed Settlement. The Settling Parties believe that the proposed Settlement is in the best interests of Okta and Current Okta Stockholders (as defined in ¶ 1.4 of the Stipulation).
The Settling Parties then commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders’ Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon Okta and Current Okta Stockholders by the Reforms. Following the exchange of various written proposals, the Settling Parties ultimately agreed to a subsequent mediation session regarding attorneys’ fees and expenses, after which the Mediator made a double-blind recommendation that was accepted by the Settling Parties on April 14, 2025.
III.TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are set forth in the Stipulation and summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Stipulation, which has been filed with the Court and is also available for viewing on the Investor Relations page of Okta’s website at [ ].
The Settling Parties acknowledge and agree that the Settling Stockholders’ litigation and settlement efforts in the Derivative Matters caused the Board’s agreement to adopt, implement, and maintain the Reforms set forth in ¶ 2.2 of the Stipulation and was a substantial factor in the Board’s agreement to adopt the Reforms that were made following the initiation of the

Derivative Matters set forth in ¶ 2.3 of the Stipulation. The Settling Parties further acknowledge and agree that these Reforms confer substantial benefits on the Company and Current Okta Stockholders and that the Settlement on the terms set forth in the Stipulation is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and Current Okta Stockholders.
Within sixty (60) calendar days after entry of Final Judgment by the Court approving the Settlement or at the Board’s next regularly-scheduled meeting following entry of the Final Judgment, whichever is earlier, the Board shall take all necessary and appropriate action to adopt, implement, and maintain for a period of not less than five (5) years (the “Commitment Term”), the following Reforms, which are also set forth in ¶ 2.2 of the Stipulation:
A.Insider Trading Policy
i.Filing: Okta will file its Insider Trading Policy as an exhibit to its Annual Report on Form 10-K (“Annual Report”) and will include the date of its most recent amendment. Okta will also post its Insider Trading Policy on its Investor Relations website after Okta files the Insider Trading Policy as an exhibit to its Annual Report. Okta will also file its Special Trading Procedures for Designated Persons (“Trading Procedures”) referenced in the Insider Trading Policy with its Annual Report.
ii.Amendments: Okta’s Insider Trading Policy, Rule 10b5-1 Policy, and Trading Procedures, shall, as warranted, be amended as follows:
a.Okta’s Audit Committee, in conjunction with the Chief Legal Officer or her/his designee, will review the Insider Trading Policy annually and amend the Insider Trading Policy as warranted to ensure that it remains up to date with insider trading laws and regulations;

b.All trades by Directors and Section 16 Officers must be made pursuant to Rule 10b5-1 plans or pre-approved by the Chief Legal Officer or her/his designee;
c.Any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan, in each case for Directors or Section 16 Officers, must be approved by the Chief Legal Officer or her/his designee at least forty-five (45) calendar days in advance of any trades thereunder and submitted to Okta’s Legal Department for review when no blackout period is in effect;
d.All Rule 10b5-1 plans must be entered into in good faith by the plan enrollee at a time when said enrollee was not in possession of material non-public information about Okta;
e.The adoption by any Directors or Section 16 Officers of a Rule 10b5-1 trading plan and its terms, including the aggregate number of shares involved, shall be publicly reported in Okta’s quarterly reports on Form 10-Q and/or Annual Report; and
f.Any Rule 10b5-1 trading plan shall have a minimum length of six (6) months (subject to earlier completion if all shares under the plan are sold), shall not be subject to cancellation without proper consultation with Okta’s Chief Legal Officer or her/his designee, and shall provide that any modification may be made only when no blackout period is in effect, and may not be modified while an insider is in the possession of any material, non-public information.

B.Disclosure Committee
i.Amendments: Okta will amend its Disclosure Committee charter:
a.To provide that a Disclosure Committee report will be provided to the Audit Committee on a quarterly basis, including whether there are any concerns regarding disclosure issues;
b.To provide that “the Disclosure Committee shall have full access to all Company books, records, facilities, personnel and employees, including independent auditors, as necessary to perform its role under this charter” (language in bold and italics being added to current charter language);
c.As warranted, to require that the Disclosure Committee work with the Audit Committee to ensure timely evaluation and accurate public disclosure of material information required to be disclosed in its SEC periodic reports under the Exchange Act, as amended, concerning: (1) integration of any material acquired companies into Okta’s operations; (2) actual or expected headcounts, training, promotions, and attrition of Company employees; (3) any material security breaches that occurred or were detected, including such incidents’ impact on Okta; (4) material information regarding Okta’s cybersecurity risk management, strategy, and governance; (5) Okta’s actual financial results and any material known trends, demands, commitments, events or uncertainties; and (6) the efficacy of Okta’s internal controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

i.Record Keeping: The Disclosure Committee shall maintain records of each regular or other meeting of the Disclosure Committee, including minutes and materials for a period of not less than five (5) years following each meeting.
C.Audit Committee
i.Procedures: The Audit Committee will adopt procedures, including amending its charter, as warranted, that require it to:
a.Exercise oversight over Okta’s internal controls over accounting and financial reporting processes and systems, procedures designed to identify instances of fraud, and Okta’s financial statements and reports;
b.Review draft scripts (i.e., prepared remarks) for earnings calls prior to the earnings call to ensure that the proposed public statements by Okta do not include any untrue statement of a material fact or omit a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;
c.Obtain input from management concerning Okta’s periodic reporting on: (i) Okta’s internal controls; (ii) accounting policies; (iii) Okta’s cybersecurity risk management, strategy, and governance; and (iv) any other material matters required to be disclosed under state and federal securities laws and regulations;
d.Review and pre-approve Okta’s Form 10-Qs and Form 10-Ks prior to filing such reports with the SEC;
e.Review the Code of Conduct at least annually;

f.Obtain quarterly updates from the Chief Legal Officer and/or Chief Compliance Officer regarding Okta’s compliance with applicable laws;
g.Receive reports on a regular basis (no less than quarterly) through meeting of the Board regarding recent meetings with the Cybersecurity Risk Committee and ensure that appropriate disclosures, to the extent required by the Exchange Act, are made in Okta’s periodic reports with the SEC concerning these matters;
h.Coordinate with the Cybersecurity Risk Committee in its oversight of the effectiveness of Okta’s cybersecurity program, data privacy program and its practices for identifying, assessing and mitigating cybersecurity risks across the Company, including the security of its products, services and information technology environments, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party cybersecurity risks, as well as review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
i.Receive updates, at least quarterly from Okta’s Internal Audit and Legal teams; and
j.Have at least one (1) member that is a “financial expert” as defined by the SEC.
ii.Transcript Review: Okta’s Investor Relations group will review transcripts of each earnings call with financial analysts and investors and will review related financial analyst reports and, as appropriate, summarize themes and sentiment to Okta’s management and the Audit Committee.

D.Cybersecurity Risk Committee: Okta will add the Cybersecurity Risk Committee and its members to the chart showing the composition of Okta-board committees on the Investor Relations portion of Okta’s website at: https://investor.okta.com/corporate-governance/committee-composition. The Cybersecurity Risk Committee will adopt procedures, including amending its charter as warranted, that require it to:
i.Meet as often as it determines is appropriate to carry out its responsibilities, but shall meet at least on a quarterly basis, and maintain written minutes regarding the substance of those meetings. Minutes, when approved, shall be available to the full Board;
ii.Obtain reports, on at least a quarterly basis (and more frequently if requested by the committee), from Company management, including the Chief Security Officer, regarding Okta’s cybersecurity program, material cybersecurity risks, known cyberattacks, and data protection;
iii.Report to the Board or consult with the Audit Committee, as appropriate, regarding IT and cybersecurity systems and processes that affect or relate to Okta’s internal controls;
iv.Meet with the Chief Security Officer at least quarterly and receive reports at least annually, or more frequently as warranted, on (i) the effectiveness of Okta’s risk management program related to cybersecurity and practices for identifying, assessing, and mitigating cybersecurity risks, (ii) Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents, (iii) cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans, and (iv) enhancements to Okta’s risk management program related to cybersecurity risks, to enable the Cybersecurity Risk

Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks;
v.Coordinate with members of the Board, as warranted, to review, evaluate, and discuss with Okta’s management the quality and effectiveness of Okta’s risk management relating to its cybersecurity program, assessment, and exposures and the actions taken by Okta’s management to monitor, control, and safeguard against such exposures;
vi.Review, advise on, and make recommendations to the Board, as appropriate, regarding cybersecurity;
vii.Provide support to Okta management or the Audit Committee in its oversight of public disclosures concerning cybersecurity risks made by Okta in its SEC periodic reports;
viii.Review its own performance annually;
ix.Report as appropriate to the Board; and
x.Perform any other activities consistent with the Cybersecurity Risk Committee’s charter, Okta’s bylaws, and any other applicable legal or regulatory requirements, as the Cybersecurity Risk Committee or the Board deems appropriate.
E.Cybersecurity Disclosures
i.Form 8-K
a.After discovering a cybersecurity incident, Okta will assess, without unreasonable delay, whether the incident was material. To assess the materiality of a cybersecurity incident, Okta shall consult with experts and consultants, as warranted, to provide a thorough analysis.

b.If Okta determines that such an incident was material, Okta will disclose the incident in a Form 8-K within four (4) business days of making the materiality determination. That disclosure will describe the material aspects of the nature, scope, and timing of the incident, as well as the incident’s material impact or reasonably likely material impact (and will disclose if one or more of these required items is not determined or is unavailable at the time of the filing).
c.If any required information is undetermined or unavailable at the time of filing, Okta will file an amendment to the Form 8-K containing such information within four (4) business days after the Company, without unreasonable delay, determines such information, or within four (4) business days after such information becomes available.
ii.Form 10-K – Okta will disclose in its Annual Report:
a.Its processes for assessing, identifying, and managing material risks from cybersecurity threats;
b.A description of risks, including those resulting from any previous incidents that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition, and, if so, how;
c.A description of the Board’s oversight of risks from cybersecurity threats, and the committee or subcommittee responsible for oversight of risks from cybersecurity threats and the process for informing the Board and any such committees about such risks; and

d.A description of management’s role in assessing and managing Okta’s material risks from cybersecurity threats.
F.Chief Security Officer – The Chief Security Officer shall meet with the Cybersecurity Risk Committee at least quarterly and shall report to the Cybersecurity Risk Committee, at least annually, or more frequently as warranted, on the following topics, to enable the Cybersecurity Risk Committee to provide oversight of assessment, management, and mitigation of Okta’s key cybersecurity risks:
i.The effectiveness of Okta’s cybersecurity program and practices for identifying, assessing, and mitigating cybersecurity risks;
ii.Okta’s controls to prevent, detect, and respond to cybersecurity attacks or incidents;
iii.Cybersecurity resiliency, including cybersecurity crisis preparedness and incident response plans; and
iv.Enhancements to Okta’s risk management program related to cybersecurity risks.
G.Chief Compliance Officer (“CCO”)
i.The CCO shall provide oversight and support for Okta’s global ethics and compliance program.
ii.The responsibilities of the CCO shall include oversight and administration of Okta’s ethics and compliance policies including the Code of Conduct, Anti-Corruption Policy, and Conflict of Interest Policy, collaboration with stakeholders on Okta’s global ethics and compliance program, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, oversight and management of the Okta reporting hotline, and investigation of potential ethics and compliance concerns.
iii.The CCO shall update the Audit Committee at least quarterly regarding ethics and compliance matters, or substantive allegations of financial fraud, as warranted.
iv.The specific responsibilities and duties of Okta’s CCO shall include the following:
a.Evaluating and defining the goals of Okta’s ethics and compliance programs in light of trends and changes in laws that may affect Okta;
b.Reviewing the Code of Conduct at least annually for review and sign-off by the Audit Committee, and monitoring compliance with such principles;
c.Working with Okta’s stakeholders to evaluate potential compliance risk and mitigation efforts and updating the Audit Committee as appropriate;
d.Overseeing investigations of whistleblower complaints; and
e.Overseeing various ethics and compliance training.
H.Clawback Policy: Okta will maintain its Compensation Clawback Policy (available at https://www.sec.gov/Archives/edgar/data/1660134/000166013424000025/okta-1312024_ex971 .htm) for at least the duration of the Commitment Term.
I.Board Updates: Okta’s Chief Security Officer and/or relevant members of management, as appropriate, shall report to the Board or a committee of the Board on a quarterly basis, or more frequently as warranted, regarding material Company developments, including, as appropriate, about: (1) integration of any material acquired companies into Okta’s operations; (2) actual or expected headcounts, training, promotions, and attrition of Company employees; (3) any significant cybersecurity breaches that occurred or were detected, including such incidents’

perceived impact on Okta; (4) the Company’s data security policies, procedures, controls, and systems, including significant actual or potential vulnerabilities or deficiencies regarding same; (5) the Company’s actual or expected financial performance; and (6) the efficacy of Okta’s internal controls and procedures.
J.Director Independence: The Nominating and Corporate Governance Committee shall review its internal processes to enhance the new independent director candidate process. The Nominating and Corporate Governance Committee shall retain an independent search company to assist it in identifying and nominating new directors to the Board. The Nominating and Corporate Governance Committee shall identify an objective set of criteria by which to identify and select potential Board candidates.
Additionally, as set forth in ¶ 2.3 of the Stipulation, the Settling Defendants acknowledge that the Derivative Matters and/or Settling Stockholders’ litigation and settlement efforts in the Derivative Matters were a substantial factor in implementing the following Reforms: (a) the Board’s amendments to the “Corporate Governance Guidelines” on September 14, 2023; (b) the Board’s amendments to the Nominating and Corporate Governance Committee Charter on September 14, 2023; (c) the Board’s amendments to the Compensation Committee Charter on June 22, 2023; (d) the establishment of the Board-level Cybersecurity Risk Committee and the Board’s adoption of the Cybersecurity Risk Committee Charter on December 14, 2023; and (e) the Board’s adoption of the Compensation Clawback Policy on October 2, 2023.
The Stipulation also provides for the entry of judgment dismissing with prejudice the California Federal Action, Delaware Federal Actions, and Delaware Chancery Action against Okta and the Individual Defendants and, as explained in more detail in the Stipulation (see ¶¶ 1.23, 5.1, 4,2, 4.3, 5.3), barring and releasing certain known and unknown claims that have been or could have been brought in any court by Settling Stockholders in the Derivative Matters, or by Okta or Current Okta Stockholders against Okta, the Individual Defendants, and their Related Parties (as defined in ¶ 1.22 of the Stipulation) relating to any of the facts, allegations, claims, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions or failures to act which were alleged or could have been alleged or asserted in any of the Derivative Matters. The Stipulation (see ¶ 5.2) further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by Settling Defendants against Settling Stockholders or Settling Stockholders’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters.
IV.SETTLING STOCKHOLDERS’ COUNSELS’ FEE AND EXPENSE AMOUNT AND SETTLING STOCKHOLDERS’ SERVICE AWARD
Prior to negotiating and agreeing upon the Fee and Expense Amount, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement. The Settling Parties agree that the Settlement confers substantial benefits upon Okta and Current Okta Stockholders, and that Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in the amount of $2,250,000, subject to the approval of the Court (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Settling Stockholders’ Counsel in connection with the prosecution and settlement of the Derivative Matters. To date, Settling Stockholders’ Counsel have not received any payments for their efforts on behalf of Okta stockholders nor have Settling Stockholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Settling Stockholders’ Counsel for the substantial benefits achieved in the Derivative

Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.
Settling Defendants have agreed not to oppose reasonable service awards in the amount of $3,000 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Settling Stockholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Award”).
V.REASONS AND BENEFITS OF THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of Okta, and Current Okta Stockholders.
A.Why Did the Settling Stockholders Agree to Settle?
The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.
Based upon their investigation, Settling Stockholders and Settling Stockholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Settling Stockholders, Current Okta Stockholders, and Okta, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Okta Stockholders and Okta have received or will receive from the Reforms; (b) the attendant risks of continued litigation; (c) actions taken by the Company and its Board in response to the alleged material misstatements and omissions; and (d) the desirability of permitting the proposed Settlement to be consummated.
In particular, Settling Stockholders and Settling Stockholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Settling Stockholders believe their claims are meritorious, Settling Stockholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Settling Stockholders and Settling Stockholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for Okta and Current Okta Stockholders.
B.Why Did the Settling Defendants Agree to Settle?
Settling Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability, fault, wrongdoing, and/or damage made against them in the Derivative Matters and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. Settling Defendants have thus entered into this Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of litigating the Derivative Matters and to avoid the risks inherent in any complex litigation, and without admitting any wrongdoing, fault, liability and/or damage whatsoever.

VI.SETTLEMENT HEARING
On     , 2025, at 10:00 a.m., the Court will hold the Settlement Hearing either in person at the United States District Courthouse for the Northern District of California, 450 Golden Gate Avenue, Courtroom 1, 17th Floor, San Francisco, California, 94102, or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the California Federal Action should be dismissed with prejudice pursuant to the terms and conditions of the Stipulation. The Court also will rule upon the Fee and Expense Amount to Settling Stockholders’ Counsel and Settling Stockholders’ Service Award.
VII.RIGHT TO ATTEND SETTLEMENT HEARING
Any Current Okta Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT OKTA STOCKHOLDERS WHO HAVE NOT OBJECTED TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:
1.Notice of intent to appear at the Settlement Hearing;
2.Your name, legal address, and telephone number;
3.Proof of being a Current Okta Stockholder as of the Record Date and representation that you continue to own Okta common stock as of the date of the objection and that you will continue to own Okta common stock as of the date of the Settlement Hearing;
4.The date(s) you acquired your Okta shares and the number of Okta shares held;
5.A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and
6.The grounds for each objection or the reasons for your desire to appear and to be heard.
The Court will not consider any objection that does not substantially comply with these requirements. Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance with the Court by _____, 2025, which is fourteen (14) calendar days prior to the Settlement Hearing.
B.You Must Timely Deliver Written Objections to Co-Lead Counsel
YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO SETTLING STOCKHOLDERS’ COUNSEL. THE WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND POSTMARKED NO LATER THAN ______, 2025, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

David C. Katz Mark D. Smilow Joshua M. Rubin Weiss Law 305 Broadway, 7th Floor New York, NY 10007 (212) 682-3025 Co-Lead Counsel	Seth D. Rigrodsky Vincent A. Licata Rigrodsky Law, P.A. 825 East Gate Boulevard, Suite 300 Garden City, NY 11530 (516) 683-3516 Co-Lead Counsel

The Court will not consider any objection that is not timely filed with the Court and delivered to Settling Stockholders’ Counsel.
Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.
You may inspect the Stipulation and its Exhibits on Okta’s Investor Relations Page of its website at [ ].
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Settling Stockholders’ Counsel at the addresses set forth above.
X.NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS
Brokerage firms, banks and/or other persons or entities who held shares of Okta common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current Okta Stockholders have questions or comments about the Settlement, they should follow the procedures listed in Section IX.

Dated _________	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA

In re Okta, Inc. Stockholder Derivative Litigation
Stipulation and Agreement of Settlement
Exhibit C

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI) NOTICE OF PROPOSED DERIVATIVE SETTLEMENT The Hon. Susan Illston
SUMMARY NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
TO:    ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF OKTA, INC. (“OKTA” OR “THE COMPANY”) AS OF JUNE 26, 2025 (THE “RECORD DATE”).
PLEASE TAKE NOTICE that the above-captioned derivative lawsuit and certain other Derivative Matters are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated June 26, 2025 (the “Stipulation”).1 Under the terms of the Stipulation, as part of the proposed Settlement, Okta will adopt, implement, and/or maintain certain corporate governance practices, policies and procedures, and internal controls reforms (the “Reforms”). These Reforms, which are detailed more fully in the Stipulation and Long Form Notice, are intended to address the claims asserted in the Derivative Matters.
The Stipulation and Reforms were approved by a Settlement Review Committee of Okta’s Board of Directors. The Settling Parties further acknowledge and agree that the Reforms confer substantial benefits on the Company and its stockholders and that the Settlement on the
1 This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and its Exhibits, which have been filed with the United States District Court for the Northern District of California. The capitalized terms used in this Notice and not otherwise defined herein are defined in the Stipulation.

terms set forth in the Stipulation is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.
Settling Stockholders’ Counsel intends to request approval of the $2,250,000 agreed-to Fee and Expense Amount, inclusive of requested Service Awards for Settling Stockholders. The Settling Defendants have agreed not to oppose this request. The amount of attorneys’ fees and expenses ultimately awarded will be within the sole discretion of the Court.
IF YOU WERE A RECORD OR BENEFICIAL OWNER OF OKTA COMMON STOCK AS OF __________________, 2025, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.
On     , 2025, at 10:00 a.m., the Court will hold the Settlement Hearing either in person at the United States District Courthouse for the Northern District of California, 450 Golden Gate Avenue, Courtroom 1, 17th Floor, San Francisco, California, 94102, or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the California Federal Action should be dismissed with prejudice pursuant to the terms and conditions of the Stipulation. The Court also will rule upon the Fee and Expense Amount to Settling Stockholders’ Counsel and Settling Stockholders’ Service Award.
Any Current Okta Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the following procedures for objecting.
Any objections must be presented in writing and must contain the following information:
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1.Notice of intent to appear at the Settlement Hearing;
2.Your name, legal address, and telephone number;
3.Proof of being a Current Okta Stockholder as of the Record Date and representation that you continue to own Okta common stock as of the date of the objection and that you will continue to own Okta common stock as of the date of the Settlement Hearing;
4.The date(s) you acquired your Okta shares and the number of Okta shares held;
5.A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and
6.The grounds for each objection or the reasons for your desire to appear and to be heard.
Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance with the Court at least fourteen (14) calendar days before the Settlement Hearing. The Court will not consider any objection that does not substantially comply with these requirements.
Any written objections must be filed with the Court and sent by hand or by first class mail, postage pre-paid to Settling Stockholders’ Counsel no later than fourteen (14) days prior to the Settlement Hearing at the following addresses:

David C. Katz Mark D. Smilow Joshua M. Rubin Weiss Law 305 Broadway, 7th Floor New York, NY 10007 (212) 682-3025 Co-Lead Counsel	Seth D. Rigrodsky Vincent A. Licata Rigrodsky Law, P.A. 825 East Gate Boulevard, Suite 300 Garden City, NY 11530 (516) 683-3516 Co-Lead Counsel

The Court will not consider any objection that is not timely filed with the Court and delivered to Settling Stockholders’ Counsel.
Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever
3

barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. You may inspect the Stipulation, its Exhibits, and the Long Form Notice on Okta’s Investor Relations Page of its website at [ ].
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Settling Stockholders’ Counsel at the addresses set forth above.

Dated _________	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA

4

In re Okta, Inc. Stockholder Derivative Litigation
Stipulation and Agreement of Settlement
Exhibit D

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE OKTA, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. 3:22-cv-07480-SI (Consolidated with Case No. 3:22-cv-08627-SI) FINAL JUDGMENT The Hon. Susan Illston
[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE
WHEREAS:
(A)    On November 28, 2022, Stockholder Ryan O’Dell filed the first action comprising the above-captioned California Federal Action in this Court on behalf of nominal defendant Okta, Inc. (“Okta”). On December 13, 2022, Stockholder LR Trust filed the second action comprising the California Federal Action in this Court on behalf of nominal defendant Okta. On February 22, 2023, the Court granted the parties’ stipulation consolidating the two actions into the California Federal Action.
(B)    Following a mediation session in March 2024 before David Murphy, Esq. of Phillips ADR Enterprises and months of subsequent negotiations, the Settling Parties reached an agreement to settle the claims asserted in the Derivative Matters as reflected in the Stipulation and Agreement of Settlement (“Stipulation”), dated June 26, 2025.
(C)    Pursuant to the Preliminary Approval Order entered on _______, 2025, this Court scheduled a Settlement Hearing for ________, 2025, at 10:00 a.m. to, inter alia, determine whether the proposed Settlement was fair, reasonable, and adequate, and should be finally approved by the Court.

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(D)    The Court has received affidavit(s) and/or declaration(s) attesting to compliance with the terms of the Preliminary Approval Order, including the Company’s compliance with the Notice provided in the Preliminary Approval Order.
(E)    Due to adequate Notice having been given to Current Okta Stockholders as required by the Preliminary Approval Order, and the Court having held a Settlement Hearing on ___, 2025, and the Court having considered all papers filed and proceedings in this California Federal Action, all objections raised at the Settlement Hearing, and otherwise being fully informed of the matters herein and good cause appearing.
NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:
1.The Provisions of the Stipulation, including definitions of the terms used therein, are hereby incorporated by reference as though fully set forth herein. All capitalized terms used herein have the meanings set forth in the Stipulation.
2.This Court has jurisdiction over the subject matter of the California Federal Action, including all matters necessary to effectuate the Settlement, and over all parties to the California Federal Action.
3.This Court finds that the publishing, posting and filing of the Notice, which was implemented in accordance with the terms of the Stipulation and the Court’s Preliminary Approval Order:
(a)    Constituted the best notice practicable to Current Okta Stockholders under the circumstances;
(b)    Was reasonably calculated, under the circumstances, to apprise Current Okta Stockholders of: (i) the Settlement of the Derivative Matters; (ii) their right to object and the procedures to object to any aspect of the Settlement; (iii) their right to

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appear at the Settlement Hearing, either on their own or through counsel hired at their own expense; (iv) the Fee and Expense Amount to Settling Stockholders’ Counsel; (v) the Service Awards to Settling Stockholders to paid from the Fee and Expense Amount; and (vi) the binding effect of the proceedings, rulings, orders, and judgments in the California Federal Action on other potential or filed actions or claims, whether favorable or unfavorable; and
(c)    Was reasonable and constituted due, adequate, and sufficient notice to all persons entitled to be provided with notice and fully satisfied Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process and complied with the rules of this Court.
4.The terms and provisions of the Stipulation were negotiated by the Settling Parties at arm’s length and were entered into by the parties in good faith.
5.The Court finds that the Settlement set forth in the Stipulation provides substantial benefits to Okta and is fair, reasonable, adequate, and in the best interests of Current Okta Stockholders, taking into account, inter alia, the benefits to Okta and Current Okta Stockholders and the complexity, expense, and possible duration of further litigation. The Settlement set forth in the Stipulation is hereby finally approved in all respects, in accordance with the terms and provisions therein, and all Settling Parties are hereby bound by the terms of the Settlement as set forth in the Stipulation.
6.Upon the Effective Date, the Settling Stockholders (acting on their own behalf and, derivatively on behalf of Okta), the Settling Defendants, and each of the Current Okta Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released

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Persons and shall be forever enjoined from prosecuting the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
7.Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Stockholders and Settling Stockholders’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
8.Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the other Released Persons from all Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
9.The Stipulation, and all related documents, shall not be construed as or deemed to be evidence of (i) any presumption, an admission, or concession on the part of any Settling Defendant, or any of the Released Persons, with respect to any claim of any fact alleged by Settling Stockholders or any Okta stockholder, the validity of any claim that was or could have been asserted by Settling Stockholders or any Okta stockholder, or any deficiency or any defense that has been or could have been asserted by Settling Defendants in the Derivative Matters, or in any other litigation, or (ii) any liability, negligence, fault, wrongdoing, or damage whatsoever of

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any kind of any of the Released Persons, or in any way referred to for any other reason as against any of Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceeding.
10.Whether or not the Effective Date occurs or the Stipulation is terminated, neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
(a) may be deemed, or shall be used, offered, or received against Settling Defendants or Released Persons, or each or any of them, as an admission, concession or evidence of, the validity of any Released Claims, the truth of any fact alleged by Settling Stockholders, the deficiency of any defense that has been or could have been asserted in the litigation, or of any alleged wrongdoing, liability, negligence, or fault of the Settling Defendants and the Released Persons, or any of them;
(b) may be deemed, or shall be used, offered or received against Settling Stockholders or any Current Okta Stockholder, or each or any of them, as an admission, concession or evidence of, the validity or invalidity of any of the Released Claims, the infirmity or strength of any claims raised in the Derivative Matters, the truth or falsity of any fact alleged by Settling Defendants, or the availability or lack of availability of meritorious defenses to the claims raised in the Derivative Matters.
11.Any party or any of the Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against such party or parties in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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12.In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
13.The Court finds that during the course of the California Federal Action, all Settling Parties, Settling Stockholders’ Counsel, and Settling Defendants’ Counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other rules of professional conduct.
14.The Fee and Expense Amount and Service Awards, as set forth in the Stipulation, are hereby approved. Settling Stockholders’ Counsel shall allocate the Fee and Expense Amount among themselves in accordance with the Stipulation, and the Service Awards shall be paid out of the Fee and Expense Amount.
15.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and the Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
16.The California Federal Action and all Released Claims are dismissed with prejudice. The Parties are to bear their own fees and costs, except as otherwise provided in the Stipulation or this Judgment.

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17.The provisions of this Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of this Judgment. The Clerk is hereby directed to immediately enter this Judgment.
SO ORDERED in the Northern District of California on ______________, 2025.

THE HON. SUSAN ILLSTON
UNITED STATES DISTRICT JUDGE

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